EXHIBIT 10.1

FORM OF NOTE EXCHANGE AGREEMENT

This Note Exchange Agreement (this “Exchange Agreement”) is made as of the 17th day of April, 2014 between                and            (the “Holders”), on the one hand, and Accuray Incorporated (the “Company”), on the other hand.

The parties hereby agree as follows:

1.                                      Exchange of Notes.

1.1                               Agreement to Exchange.  On the basis of the representations and warranties and mutual agreements contained in this Exchange Agreement, and upon satisfaction of the conditions set forth in Section 5 hereof, the Holders irrevocably agree to deliver to the Company $             aggregate principal amount of the Company’s outstanding 3.50% Convertible Senior Notes due 2018 (the “Original Notes”) in exchange for (i) $             initial aggregate principal amount of the Company’s newly issued 3.50% Series A Convertible Senior Notes due 2018 (the “New Notes”) and (ii) $       in cash per $1,000 principal amount of such Original Notes delivered (the “Special Coupon”), such exchange, the “Exchange.”

1.2                               New Notes.  The New Notes will be issued by the Company pursuant to an indenture (the “Indenture”), to be dated on or about April 24, 2014 between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

1.3                               Exchange and Delivery.  Subject to Section 4 hereof, on April 24, 2014 (the “Closing Date”), or at such other date as shall be agreed by the Holders and the Company, the Holders will deliver to the Company the Original Notes, and, if the Company agrees, at its complete discretion, to accept such delivery, the Company will deliver to the Holders the New Notes.  It is understood and agreed that the Company shall have the sole right, at its complete discretion, to reject delivery of the Original Notes, in whole or in part, for any reason, and that the same shall be deemed to be accepted by the Company only when acknowledged by a duly authorized officer of the Company in writing at the closing of the Exchange on the Closing Date.

Effective upon the closing of the Exchange, the Holders hereby sell, assign and transfer to the Company, all right, title and interest in the Original Notes, waive any and all other rights with respect to such Original Notes, and release and discharge the Company from any and all claims the Holders may now have, or may have in the future, arising out of, or related to, the Original Notes, including, without limitation, any claims arising from any existing or past defaults, or any claims that the Holders are entitled to receive additional interest with respect to the Original Notes (other than the right to receive any accrued and unpaid interest up to, but excluding, the Closing Date).

Upon the Company’s acceptance of the delivery by the Holders of the Original Notes, the Company initially will deliver to the Holders, to be held by the Company on behalf of the Holders, New Notes in physical form bearing a restricted security legend (the “Physical Notes”).  Immediately thereafter, the Company shall request that the Trustee remove the legend from the Physical Notes, and the Company shall thereafter deliver on behalf of the Holders the Physical Notes to the Trustee to exchange for an interest in a like principal amount of New Notes in global form not bearing a restricted security legend (the “Global Interests”), to be delivered to the Holders through the book-entry facilities of The Depository Trust Company (“DTC”).

On the Closing Date, each Holder agrees (i) to direct the eligible DTC participant through which it holds a beneficial interest in the Original Notes to (A) submit a withdrawal instruction through DTC’s Deposits and Withdrawal at Custodian (“DWAC”) program to the Trustee, acting as trustee of the Original Notes, for the aggregate principal amount of the Original Notes (the “DWAC Withdrawal”) and (B) submit a deposit instruction through DTC’s DWAC program to the Trustee, acting as trustee of the New Notes, for the aggregate principal amount of the New Notes (the “DWAC Deposit”), and (ii) to deliver to the Company and Trustee an executed certificate of exchange, in the form required by the Indenture, with the signature of such Holder guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor acceptable to the

Trustee or Registrar, as provided in such form, providing for the exchange of the Physical Notes for the Global Interests. On the Closing Date, the Company hereby agrees to (i) transfer by wire of immediately available funds to the designated account of the Holders at a bank in New York City, New York (the account set forth on the Holders’ signature page to this Agreement) (A) all accrued and unpaid interest on the Original Notes and (B) the Special Coupon; and (ii) direct the Trustee to accept the DWAC Deposit conforming with the aggregate principal amount of the New Notes. If the Trustee is unable to locate the DWAC Deposit or DWAC Withdrawal or the DWAC Withdrawal or DWAC Deposit does not conform with the Original Notes or the New Notes, respectively, the Company will promptly notify the Holders. All questions as to the form of all documents and the validity and acceptance of the Original Notes and the New Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

2.                                      Representations and Warranties of the Company.

The Company represents and warrants to each Holder that, as of the date hereof and as of the Closing Date:

2.1                               The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.2                               The Company has full right, power and authority to execute and deliver this Exchange Agreement, the New Notes, the Indenture and any other documentation relating to this Exchange Agreement that is required by this Exchange Agreement (collectively, the “Transaction Documents”), and to perform its obligations under the Transaction Documents, and has taken all necessary action to authorize such execution, delivery and performance.

2.3                               The execution, delivery and performance of the Transaction Documents by the Company does not violate or conflict with any law applicable to the Company, any provision of any of its articles of incorporation or bylaws, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

2.4                               All governmental and other consents that are required to have been obtained by the Company with respect to the Transaction Documents and the transactions contemplated thereby have been obtained and are in full force and effect and all conditions of any such consents required to be complied with on or prior to the date hereof have been complied with.

2.5                               The obligations of the Company under the Transaction Documents constitutes its legal, valid and binding obligations, enforceable in accordance with the terms of the respective Transaction Documents (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

2.6                               The terms of the Exchange are the result of bilateral negotiations between the parties.

3.                                      Representations and Warranties of the Holders.

Each Holder represents and warrants to the Company that, as of the date hereof and as of the Closing Date:

3.1                               It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

3.2                               It has the power to execute and deliver the Transaction Documents to which it is a party, and to perform its obligations under the Transaction Documents to which it is a party and has taken all necessary action to authorize such execution, delivery and performance.

3.3                               The execution, delivery and performance of the Transaction Documents to which it is a party do not violate or conflict with (i) any law applicable to it, (ii) any provision of its constitutional documents and (iii) any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, except in the case of (i) and (iii), as would not have a material adverse effect on its performance of its obligations under the Transaction Documents to which it is a party or on the consummation of the transactions contemplated thereby.

3.4                               All governmental and other consents that are required to have been obtained by it with respect to the Transaction Documents to which it is a party and the transactions contemplated thereby have been obtained and are in full force and effect and all conditions of any such consents required to be complied with on or prior to the date hereof have been complied with.

3.5                               Its obligations under the Transaction Documents to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with the terms of the Transaction Documents to which it is a party (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

3.6                               It is the beneficial owner of the Original Notes delivered to the Company by such Holder, free and clear of any lien, encumbrance or any other such limitation or restriction, and will transfer and deliver to the Company on the Closing Date valid title to the Original Notes, free and clear of any lien, encumbrance or any other such limitation or restriction.

3.7                               It is acquiring the New Notes solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the New Notes.

3.8                               It is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

3.9                               It is not an affiliate of the Company, and, during the three months preceding the date of this Exchange Agreement, has not been an affiliate of the Company, within the meaning of Rule 144 under the Securities Act. In that connection, such Holder has no ability, directly or indirectly, individually or together with any other person, to influence, direct or cause the direction of the management or policies of the Company or any of its subsidiaries in any respect, nor has such Holder in fact influenced, directed or caused the direction of the management or policies of the Company or any of its subsidiaries in any respect; neither such Holder nor any of its affiliates or representatives serves as an officer or director of the Company or in any similar capacity; such Holder has no agreement or other understanding, written or oral, direct or indirect, with the Company, any of its directors, officers or employees or any other stockholder of the Company with respect to its investment in, or any aspect of the business or management of, the Company; no contracts or understanding between or among the Company or any stockholders of the Company confer on such Holder the power to approve or disapprove any corporate action or to exercise any other similar power with respect to corporate affairs; such Holder is not otherwise, directly, or indirectly through one or more intermediaries, in control, controlled by, or under common control with, the Company.

3.10                        A period of at least six months has elapsed for purposes of Rule 144(d) under the Securities Act since the later of the date such Holder acquired the Original Notes from the Company or from an “affiliate” of the Company within the meaning of Rule 144 under the Securities Act.

3.11                        The terms of the Exchange are the result of bilateral negotiations between the parties.

4.                                      Acknowledgment of the Holders.

EACH HOLDER ACKNOWLEDGES THAT THE NEW NOTES AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THE NEW NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Each Holder acknowledges that the Company is the issuer of the Original Notes and the New Notes (together the “Notes”).  Each Holder represents to the Company that such Holder, together with such Holder’s professional advisers, is a sophisticated investor with respect to the Notes and the Company, is capable of evaluating, and has evaluated to such Holder’s satisfaction, the legal, tax, accounting, financial and other risks associated with a transaction involving the Notes and the Company, and that such Holder is capable of sustaining any loss resulting therefrom without material injury.  Each Holder is familiar with the business and financial condition and operations of the Company, and has conducted its own investigation of the Company and the terms of the New Notes. Each Holder has had access to the Securities and Exchange Commission filings of the Company and such other information concerning the Company and the New Notes as it deems necessary to enable it to make an informed investment decision concerning the exchange of the Original Notes for the New Notes. Each Holder understands that no federal or state agency has passed upon the merits or risks of an investment in the New Notes or made any finding or determination concerning the fairness or advisability of this investment.  Each Holder has had a reasonable opportunity to ask questions of and receive answers from the officers of the Company concerning the Company, the Notes and the Exchange. Each Holder understands that information and explanations related to the terms and conditions of the New Notes provided by the Company or any of its affiliates shall not be considered investment advice or a recommendation to exchange the Original Notes for New Notes, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to such Holder in deciding to invest in the New Notes. Each Holder acknowledges and agrees that the Company will not have any liability under the securities or other laws, rules and regulations related to information or acknowledgements contained in Section 4 herein.

Each Holder also specifically acknowledges that the Company would not enter into this Exchange Agreement or any of the other Transaction Documents in the absence of such Holder’s representations and acknowledgments set out in this Exchange Agreement, and that this Exchange Agreement, including such representations and acknowledgments, are a fundamental inducement to the Company, and a substantial portion of the consideration provided by such Holder, in this transaction, and that the Company would not enter into this transaction but for this inducement.  Each Holder and the Company further acknowledges that counsel for the Company may rely on their respective representations and warranties set forth herein.

Each Holder agrees that it will, upon request, execute and deliver any additional documents deemed by the Company or the Trustee to be necessary or desirable to complete the exchange of the Original Notes exchanged hereby.

5.                                      Conditions to the Obligations of the Holders and the Company.

5.1                               The obligations of the Company under this Exchange Agreement shall be subject to the following conditions: (i) the performance in all material respects by the Holders of their respective covenants and obligations hereunder and (ii) the representations and warranties of the Holders contained herein shall be true and correct on the date hereof and on and as of the Closing Date.

5.2                               The obligations of the Holders under this Exchange Agreement shall be subject to the following conditions: (i) the performance in all material respects by the Company of its covenants and obligations hereunder and (ii) the representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date.

6.                                      Termination of Agreement

6.1                               The Company may terminate this Exchange Agreement if (i) there has occurred any breach or withdrawal by the Holders of any representation or warranty of the Holders set forth in Sections 2 or 4 (ii) any of the conditions outlined in Section 5.1 is not fulfilled or waived at or prior to 5:00 p.m., New York City time, on the Closing Date.

6.2                               The Holders may terminate this Exchange Agreement if (i) there has occurred any breach or withdrawal by the Company of any representation or warranty of the Company set forth in Section 3 or (ii) any of the conditions outlined in Section 5.2 is not fulfilled or waived at or prior to 5:00 p.m., New York City time, on the Closing Date.

6.3                               This Exchange Agreement shall automatically terminate if the Company determines not to accept the Original Notes for exchange on the Closing Date pursuant to Section 1.3.

7.                                      Miscellaneous.

7.1                               Amendments; Waivers.  This Exchange Agreement may be waived or amended solely by a writing executed by both of the parties hereto.

7.2                               Governing Law.  The provisions of this Exchange Agreement and any claim, controversy or dispute arising under or related to this Exchange Agreement shall be governed by New York law (without reference to choice of law doctrine).

7.3                               Submission to Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Exchange Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Exchange Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

7.4                               Transfer; Successors and Assigns.  The terms and conditions of this Exchange Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Exchange Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Exchange Agreement, except as expressly provided in this Exchange Agreement.

7.5                               Counterparts.  This Exchange Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Exchange Agreement by signing and delivering one or more counterparts.

7.6                               Titles and Subtitles.  The titles and subtitles used in this Exchange Agreement are used for convenience only and are not to be considered in construing or interpreting this Exchange Agreement.

7.7                               Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.8                               Notices.  Any notices delivered pursuant to or in connection with this Exchange Agreement shall be delivered to the applicable parties at the addresses set forth below:

With respect to the Holders:

[Holders]
[Address]
Telephone: [ ]
Facsimile: [ ]
[e-mail address]

With respect to the Company:

Accuray Incorporated
1310 Chesapeake Terrace
Sunnyvale, CA 94089
Attention: General Counsel
Telephone:
Facsimile:

7.9                               Entire Agreement.  This Exchange Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly cancelled.

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first above written.

[Signature Page Follows]

ACCURAY INCORPORATED

By:
Name:
Title:

[Signature Page to Note Exchange Agreement]

[HOLDER 1]

By:

By:
Name:
Title:

[HOLDER 2]

By:

By:
Name:
Title:

Holder Account Information:

Bank Name:
ABA or Transit Routing Number:
Account Name:
Account Number:
Sub Account Name:
Sub Account Number
Contact/Reference:

[Signature Page to Note Exchange Agreement]